UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
November 21, 2019
SHARPS COMPLIANCE CORP.
Commission File No. 001-34269

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	74-2657168
(State Or Other Jurisdiction Of Incorporation or Organization)	(IRS Employer Identification No.)

9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07	Submission of Matters to a Vote of Security Holders.

Item 9.01	Financial Statement and Exhibits.

SIGNATURES

Item 5.07.    Submission of Matters to a Vote of Security Holders.
At the annual meeting of the stockholders of the Company, held on November 21, 2019, the matters voted upon at the Company’s Annual Meeting, and the results of the voting including broker non-votes as to such matters, were as stated below.
Proposal 1. The following nominees for directors were elected to serve one-year terms expiring at the 2020 annual meeting of stockholders:

Nominee	For	Against	Abstentions	Withheld
John W. Dalton	5,466,241	—	—	1,950,823
Sharon R. Gabrielson	7,393,774	—	—	23,290
Parris H. Holmes	7,084,315	—	—	332,749
David P. Tusa	7,397,994	—	—	19,070
Susan N. Vogt	7,393,877	—	—	23,187

Broker Non-Votes: 6,917,625

Proposal 2. The Non-Binding Advisory Vote on on executive compensation:

For	Against	Abstain
7,177,932	233,760	5,372

Broker Non-Votes: 6,917,625

Proposal 3. The ratification of the selection by the Audit Committee of the Company's Board of Directors of BDO USA, LLP as the Company's independent registered public accounting firm for the current fiscal year:

For	Against	Abstain
14,302,328	13,203	19,158

Broker Non-Votes: None

Item 9.01.    Financial Statements and Exhibits.
None

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 22, 2019                     SHARPS COMPLIANCE CORP.

By: /s/ DIANA P. DIAZ
Vice President and Chief Financial Officer